                                MERGER AGREEMENT


         This Merger Agreement (this "Agreement") is entered into as of August 24, 1995 among Republic Waste Industries, Inc., a Delaware corporation ("Republic"), RKSA, Inc., a Florida corporation and wholly-owned subsidiary of Republic ("RKSA I"), RKSA II, Inc., a Florida corporation and wholly-owned subsidiary of Republic ("RKSA II", and together with Republic and RKSA I, the "Republic Companies"), Kertz Security Systems, Inc., a Florida corporation ("Kertz I"), Kertz Security Systems II, Inc. ("Kertz II," and together with Kertz I, the "Kertz Companies"), and the shareholders of the Kertz Companies, Leon H. Brauser, Robert Brauser, Michael Brauser and Joel Brauser, each a resident of the State of Florida (together, the "Brausers"). The Brausers and the Kertz Companies are sometimes referred to herein as the "Brauser Group". Certain other capitalized terms used herein are defined in Article XI.


                                    RECITALS


         The Boards of Directors of Republic and each of the Kertz Companies have determined that it is in the best interests of their respective shareholders for Republic to acquire the Kertz Companies upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized RKSA I and RKSA II as wholly-owned subsidiaries and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge RKSA I with and into Kertz I, with Kertz I as the surviving corporation, and RKSA II with and into Kertz II, with Kertz II as the surviving corporation. As a result, Kertz I and Kertz II will become wholly-owned subsidiaries of Republic.


                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGERS

         1.1 THE MERGERS. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), (a) RKSA I shall be merged with and into Kertz I (the "Kertz I Merger") on the terms and conditions set forth in the Plan of Merger annexed hereto as Exhibit A (the "Kertz I Plan of


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

Merger"), and (b) RKSA II shall be merged with and into Kertz II (the "Kertz II Merger" and together with the Kertz I Merger, the "Mergers") on the terms and conditions set forth in the Plan of Merger annexed hereto as Exhibit B (the "Kertz II Plan of Merger" and together with the Kertz I Plan of Merger, the "Plans of Merger"). The terms and conditions of each of the Plans of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Mergers, the separate corporate existences of RKSA I and RKSA II shall cease and Kertz I and Kertz II shall continue as surviving corporations and wholly-owned subsidiaries of Republic.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Mergers (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Akerman, Senterfitt & Eidson, P.A., 801 Brickell Avenue, 24th Floor, Miami, Florida 33131.

         1.3 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause each of the Kertz I Merger and the Kertz II Merger to be consummated at the same time by filing duly executed Articles of Merger (with the respective completed Plan of Merger annexed thereto) with the Department of State of the State of Florida, in such form as Republic determines is required by and is in accordance with the relevant provisions of the Florida Business Corporation Act (the "FBCA") (the date and time of such filing is referred to herein as the "Effective Time").

         1.4 ISSUANCE OF REPUBLIC SHARES. As of the Effective Time, by virtue of the Mergers and without any further action on the part of the parties hereto:

                   (a) Republic shall be deemed to have issued to each shareholder of record of Kertz I listed on Schedule 3.5 that number of shares of the common stock, $0.01 par value per share, of Republic ("Republic Common Stock") set forth next to such shareholder's name on
         Schedule 1.4(a); and

                   (b) Republic shall be deemed to have issued to each shareholder of record of Kertz II listed on Schedule 3.5 that number of shares of Republic Common Stock set forth next to such shareholder's name on Schedule 1.4(b).

         1.5 DELIVERY OF CERTIFICATES. At the Closing, each holder of shares of Kertz I Common Stock and Kertz II Common Stock shall deliver the certificates representing such shares to Republic for cancellation, and as soon as reasonably practicable following Closing, Republic shall deliver duly executed certificates, in valid form, representing the shares of Republic Common Stock to be issued pursuant to Section 1.4 in the following manner: (i) Republic shall deliver to each such holder one or more


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

certificates evidencing ninety percent (90%) of such shares of Republic Common Stock (rounded to the nearest whole share), and (ii) Republic shall set aside and hold in accordance with Article IX the certificates evidencing the balance of such shares of Republic Common Stock (the "Held Back Shares"). The shares of Republic Common Stock issuable by Republic in exchange for the Kertz Common Stock and Kertz II Common Stock (including the Held Back Shares) are sometimes referred to herein as the "Republic Shares".

         1.6 ACCOUNTING TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a pooling of interests combination and as a reorganization under Section 368(a)(2) of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

         As a material inducement to each of the Brausers to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally make the following representations and warranties to the Brausers:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of RKSA I and RKSA II is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of RKSA I and RKSA II is a wholly-owned subsidiary of Republic.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether


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

such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the Mergers and the issuance and delivery of certificates representing the Republic Shares to the Brausers, the Republic Shares will be validly issued, fully paid and non-assessable shares of Republic Common Stock.

         2.5 NO COMMISSIONS. None of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.



                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE BRAUSERS

         As a material inducement to each of the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Brausers jointly and severally makes the following representations and warranties to the Republic Companies:

         3.1 CORPORATE STATUS. Each of the Kertz Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Kertz Companies is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of either of the Kertz Companies.

         3.2 POWER AND AUTHORITY. Each of the Kertz Companies has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Kertz Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Brausers are individuals residing in the State of Florida with the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.


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

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each member of the Brauser Group and constitutes the legal, valid and binding obligation of each member of the Brauser Group, enforceable against each member of the Brauser Group in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, with respect to each of the Kertz Companies, (a) the number of authorized shares of each class of capital stock, (b) the number of issued and outstanding shares of each class of capital stock, and (c) the number of shares of each of class of capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each of the Kertz Companies (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable state and federal securities laws, (c) were not issued in violation of any preemptive rights or rights of first refusal, and
(d) no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require either of the Kertz Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to either of the Kertz Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of either of the Kertz Companies. Neither of the Kertz Companies has any obligation to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE KERTZ COMPANIES. Schedule 3.5 sets forth, with respect to each of the Kertz Companies, (a) the name, address and social security number of, and the number of outstanding shares of each class of capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and social security number of, and number of shares of each class of capital stock beneficially owned by each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). Each of the holders of shares of capital stock of the Kertz Companies owns such shares free and clear of all Liens, restrictions and claims of any kind.


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

         3.6 NO VIOLATION. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by each member of the Brauser Group, the performance by each member of the Brauser Group of its respective obligations hereunder and the consummation by each member of the Brauser Group of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of either of the Kertz Companies, (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of the members of the Brauser Group, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any member of the Brauser Group, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of either of the Kertz Companies, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, any court or tribunal or any other Person, except any applicable filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") and any filings required to be made by the Republic Companies.

         3.7 RECORDS OF THE KERTZ COMPANIES. The copies of the articles of incorporation and bylaws of each of the Kertz Companies which were provided to Republic are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for each of the Kertz Companies made available to Republic for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, each contains the true signatures of the persons purporting to have signed them. All material corporate actions taken by either of the Kertz Companies have been duly authorized or ratified.

         3.8       SUBSIDIARIES.   Neither of the Kertz Companies owns,
directly or indirectly, any outstanding voting securities of or other interests in, or controls, any corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. The Brauser Group has delivered to Republic the combined financial statements of the Kertz Companies, including the notes pertaining thereto, audited by Arthur Andersen LLP (collectively, the "Financial Statements") a copy of which is attached to Schedule 3.9 hereto.
The combined balance sheet dated as of December 31, 1994 of the Kertz Companies included in the Financial Statements is referred to herein as the "Current Balance Sheet". The Financial Statements fairly present the combined financial position of the Kertz


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

Companies at the balance sheet date and the results of operations for the period covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the period indicated. The books and records of the Kertz Companies fully and fairly reflect all transactions, properties, assets and liabilities of the Kertz Companies which are material or otherwise required to be disclosed by GAAP. There are no material special or non-recurring items of income or expense during the period covered by the Financial Statements and the balance sheet included in the Financial Statements does not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as disclosed in Schedule 3.10, since the date of the Current Balance Sheet, neither of the Kertz Companies has (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons other than in the ordinary course of business consistent with past practice;
(iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby;
(viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance for which a timely claim was filed, other than in the ordinary course of business consistent with past practice; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, cancelled, compromised or released any rights other than in the ordinary course of business consistent with past practice; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records (including, without limitation, any write-up or revaluation increasing the book value of any assets) other than in respect of the conduct of its business activities in the ordinary course consistent with past practice;
(xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice;
(xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement other than in the ordinary course of business consistent with past practice; (xvi) imposed any security interest on the Owned Properties, the Leasehold Premises or any of the Assets other than in the


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

ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; or
(xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on either of the Kertz Companies; or (xx) agreed to do or authorized any of the foregoing.

         3.11  LIABILITIES OF THE KERTZ COMPANIES.  Except as set forth on
Schedule 3.11 and other than in the ordinary course of business consistent with past practice, neither of the Kertz Companies has any liabilities or obligations whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon, which in any such case do not relate to breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any action, suit, claim, governmental investigation or arbitration proceeding.

         3.12 LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting either of the Kertz Companies, or any of their respective properties or assets, or the Brausers, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which either of the Kertz Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on either of the Kertz Companies.

         3.13      ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 3.13:

         (a) Each of the Kertz Companies is and has at all times complied in all material respects with all Environmental, Health and Safety Laws (as defined herein) governing its business, operations, properties and assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment,


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transportation, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein). Neither of the Kertz Companies is currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws. Each of the Kertz Companies has complied in all material respects with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws.

          (b) Each of the Kertz Companies has obtained, or caused to be obtained, all material licenses, permits, approvals and registrations required by the Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge and solid and hazardous waste generation, storage, treatment or disposal permits and registrations, and each of the Kertz Companies is in all material respects in compliance with all the terms, conditions and requirements of such licenses, permits, approvals and registrations, and that copies of such current licenses, permits, approvals and registrations have been made available or provided to the Republic Companies. There are no environmental administrative, judicial or regulatory proceedings pending or threatened by any Governmental Authority, or third parties against either of the Kertz Companies, their businesses, operations, properties, or assets, which question the validity or entitlement of either of the Kertz Companies to any permit, license, order, approval or registration required by the Environmental, Health and Safety Laws for the ownership of each of the Kertz Companies' properties and assets and the operation of its business or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on either of the Kertz Companies, or which would impose any liability upon the Republic Companies in the event that the merger contemplated by this Agreement closes.

          (c) Neither of the Kertz Companies has received or is aware of any notice of any outstanding or threatened non-compliance order, warning letter, notice of violation, claim, suit, action, judgment, administrative or judicial proceeding pending against or involving either of the Kertz Companies, its businesses, operations, properties, or assets (collectively, "Actions"), issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by either of the Kertz Companies of its businesses, operations, properties and assets or the operation of its business, operations, properties or assets, which has not been resolved to the satisfaction of the issuing Governmental Authority or


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third party in a manner that would not impose any obligation, burden or continuing liability on the Republic Companies in the event that the merger contemplated by this Agreement closes, or which could have a Material Adverse Effect on either of the Kertz Companies.

          (d) Each of the Kertz Companies is in compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued pursuant to the Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute a material non-compliance, or a material breach or default thereunder, or affect the Owned Properties or Leasehold Premises.

          (e) Neither of the Kertz Companies has generated, manufactured, used, transported, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor have they permitted without authorization or arranged for any third parties to generate, manufacture, use, transport, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or permitted without authorization by any method or procedure such generation, manufacture, use, transportation, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental, Health and Safety Laws. Neither of the Kertz Companies has generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or permitted without authorization or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 3.13, the term "Hazardous Substances" includes any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, which are regulated, listed or controlled by, under or pursuant to any Environmental, Health and Safety Laws including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq.


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(hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C.
Section 7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), as amended, 7 U.S.C. Section 136-136y; the Emergency Planning and Community Right-to-Know Act of 1986 ("EPCRA"), as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA); the Occupational Safety and Health Act of 1970 ("OSHA"), as amended, 29 U.S.C. Section 651, et seq.; any similar state statute, including without limitation, and by way of example, Chapters 376 or 403 Florida Statutes; or in any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, or decree.

          (f) Neither of the Kertz Companies has caused, or permitted without authorization to be caused, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leasehold Premises. There has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leasehold Premises. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

          (g) Neither of the Kertz Companies has generated, handled, manufactured, treated, stored, used, shipped, transported or disposed of, nor have they allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has notified the Kertz Companies that it has proposed or is proposing to place on the National Priorities List or its state equivalent. No member of the Brauser Group has received notice of and no member of the Brauser Group has knowledge of, any facts which could give rise to any notice, that either of the Kertz Companies is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable law or regulation. Neither of the Kertz Companies has submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leasehold Premises or the Owned Properties. Neither of the Kertz Companies has received any written or oral request for information in connection with any federal or state environmental cleanup site. Neither of the Kertz Companies has been required to or has not undertaken any response or remedial actions or clean-up actions of any kind at the request of any Governmental Authority, or at the request of any other third party.

                   (h) Except as set forth on Schedule 3.13, neither of the Kertz Companies uses, nor have they used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Leasehold Premises or the Owned Properties. For purposes of this Section 3.13, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

                   (i) Schedule 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by either of the Kertz Companies or their agents or, to the knowledge of any member of the Brauser Group, undertaken by any Governmental Authority, or any third party, relating to or affecting the Kertz Companies or any of the Leasehold Premises or the Owned Properties;
         (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by either of the Kertz Companies or their agents or, to the knowledge of any member of the Brauser Group, undertaken by any Governmental Authority, or any third party, relating to or affecting either of the Kertz Companies or any of the Leasehold Premises or the Owned Properties; (iii) all written communications between either of the Kertz Companies and any Governmental Authority arising under or related to Environmental, Health and Safety Laws; and
         (iv) all citations issued under the Occupational Safety and Health Act of 1970, 29 U.S.C. Sections 651 et seq., as amended ("OSHA"), or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either of the Kertz Companies or any of the Leasehold Premises or the Owned Properties.

                   (j) Neither of the Kertz Companies has any liability under any Environmental, Health and Safety laws for personal injury, property damage, natural resource damages or clean up obligations.

                   (k) Schedule 3.13 contains a list of the assets of the Kertz Companies which contain "asbestos" or "asbestos-containing material" (as such terms are identified under the Environmental, Health and Safety Laws). Schedule 3.13 also identifies (i) the degree of friability of all existing asbestos and asbestos-containing material and (ii) all actions taken by the Kertz Companies, directly or indirectly, or by any of their agents, employees, representatives or contractors with respect to asbestos or asbestos-containing materials, including but not limited to all methods and manner of abatement, removal, containment, encapsulation, repair, maintenance, renovation, demolition, salvage, installation, storage, transportation, disposal, monitoring, spill/emergency clean-up, protective health and safety measures and training of personnel (whether employees or independent contractors or otherwise). Except as set forth in Schedule 3.13, each of the Kertz Companies has operated and continues to operate in compliance with all Environmental, Health & Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. Except as set forth in Schedule 3.13, there are no claims, actions, suits, governmental investigations or proceedings before any Governmental Authority or third party pending, or threatened against or directly affecting either of the Kertz Companies, or any of their assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

                   (l) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

         3.14      REAL ESTATE

                   (a) The Kertz Companies do not own any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties. Except as set forth on
Schedule 3.14(a), with respect to each such parcel of Owned Property:

                             (i)    The Kertz Company owning such Owned
         Property has good and marketable title to the parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a), all of which policies have been previously delivered or made available to Republic by the Brauser Group;

                            (ii) there are no pending or, to the knowledge of any of the member of the Brauser Group, threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof;

                           (iii) the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications) and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                            (iv) all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;

                             (v) there are no Contracts written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property;

                            (vi) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                           (vii) there are no parties (other than the Kertz Companies) in possession of the parcels of Owned Property, other than tenants under any leases disclosed in Schedule 3.14(a) who are in possession of space to which they are entitled;

                          (viii) all facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

                            (ix) the parcels of Owned Property abut on and have direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcels of Owned Property, access to the property is provided by paved public right-of-way with adequate curb cuts available, and there is no pending or threatened termination of the foregoing access rights;

                           (x) All improvements and buildings on the Owned Property are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms, the roofs are watertight, and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used; and

                            (xi) there are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property.

                   (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which either of the Kertz Companies is a party (copies of which have previously been furnished to Republic), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the location, including address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leasehold Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended except as set forth on Schedule 3.14(b), and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases. Except as set forth on
Schedule 3.14(b), with respect to each such Leasehold Premises:

                             (i) The Kertz Companies have valid leasehold interests in the Leasehold Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                            (ii) The portions of the buildings located on the Leasehold Premises that are used in the Kertz Companies' businesses are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy each of the Kertz Companies' current and reasonably anticipated normal business activities as conducted thereat;

                           (iii) Each of the Leasehold Premises (A) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of each of the Kertz Companies' business as presently conducted at such parcel; and (B) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                            (iv) None of the Kertz Companies has received notice of (A) any condemnation proceeding with respect to any portion of the Leasehold Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (B) any special assessment which may affect any of the Leasehold Premises, and no such special assessment is contemplated by any Governmental Authority.

         3.15      GOOD TITLE TO AND CONDITION OF ASSETS

                   (a) Each of the Kertz Companies has good and marketable title to all of its assets (as hereinafter defined), free and clear of any liens (other than liens referenced in the Current Balance Sheet and notes thereto and liens of public record) or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Kertz Companies, other than the Owned Properties and the Leasehold Premises, whether personal or mixed, tangible or intangible, wherever located.

                   (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Kertz Companies are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, furniture and fixtures used by or located on the premises of each of the Kertz Companies or set forth on the Current Balance Sheet or acquired by the Kertz Companies since the date of the Current Balance Sheet. Schedule 3.15 lists the vehicles owned, leased or used by the Kertz Companies, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease.

         3.16      COMPLIANCE WITH LAWS.

                   (a) Each of the Kertz Companies is and has been in compliance with all laws, regulations and orders applicable to its business and operations (as conducted by it now and in the past), the payment of employees and independent contractors, the Assets, the Owned Properties and the Leasehold Premises and any other properties and assets (in each case owned or used by it now or in the past). Except as set forth on Schedule 3.16 and on other Schedules attached hereto, neither of the Kertz Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

                   (b) Neither of the Kertz Companies or any of their employees has made any payment of funds in connection with the businesses of the Kertz Companies which is prohibited by law, and no funds have been set aside to be used in connection with the businesses of the Kertz Companies for any payment prohibited by law.

                   (c) Each of the Kertz Companies is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Kertz Companies for whom compliance with the Immigration Act by any of the Kertz Companies as employer is required, the Kertz Companies and the Brausers have previously made available to Republic a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Kertz Companies pursuant to the Immigration Act. Neither of the Kertz Companies has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against either of the Kertz Companies by reason of any actual or alleged failure to comply with the Immigration Act.

                   (d) Neither of the Kertz Companies is subject to any Contract, decree or injunction in which either of the Kertz Companies is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of each of the Kertz Companies. Neither of the Kertz Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of any of the Kertz Companies into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of either of the Kertz Companies or which may interfere with their continued operation. Neither of the Kertz Companies or any agent, representative or employee of either of the Kertz Companies has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against either of the Kertz Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of either of the Kertz Companies during the 24 months prior to the date hereof. No member of the Brauser Group is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with either of the Kertz Companies as a result of the Mergers or otherwise. Schedule 3.17 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which either of the Kertz Companies is a party or under which either of the Kertz Companies has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements (copies of which have been made available to Republic). Each of the Kertz Companies has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18      EMPLOYEE BENEFIT PLANS.

                   (a) Employee Benefit Plans. Schedule 3.18 contains a list for each of the Kertz Companies setting forth each employee benefit plan or arrangement, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans,bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Kertz Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic).

                   (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened;
(iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                   (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; and (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) except as disclosed on Schedule 3.18, all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; (vii) all such contributions to the plans, and all payments under the plans

(except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet or are disclosed on Schedule 3.18.

                   (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan")
(i) all contributions required to be made with respect to employees of the Kertz Companies have been timely paid; (ii) neither of the Kertz Companies has incurred or is expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                   (e) Welfare Plans. Other than as disclosed in Schedule 3.18, (i) neither of the Kertz Companies is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan"), whether or not disclosed in Schedule 3.18, to provide medical or death benefits with respect to any employee or former employee of either of the Kertz Companies or their predecessors after termination of employment; (ii) the Kertz Companies have complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year of the Kertz Companies for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code, and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                   (f) Controlled Group Liability. Neither of the Kertz Companies, or any entity that would be aggregated with either of the Kertz Companies under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                   (g) Other Liabilities. Except as set forth on Schedule 3.18, (i) none of the Employee Benefit Plans obligates either of the Kertz Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code), (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Kertz Companies as of the Closing, and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Kertz Companies.

         3.19 TAX MATTERS. Except as set forth in Schedule 3.19 hereto, all Tax Returns required to be filed prior to the date hereof with respect to each of the Kertz Companies or any of their income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the Kertz Companies have been paid and are accrued on the Current Balance Sheet or will be accrued on the books and records of each of the Kertz Companies as of the Closing. Each of the Kertz Companies have duly and validly filed elections for "S" corporation status under the Code, and such "S" elections have not been revoked or terminated and neither of the Kertz Companies or their respective shareholders have taken any action which would cause a termination of the "S" election. Except as set forth in Schedule 3.19 hereto: (i) with respect to each taxable period of each of the Kertz Companies, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against either of the Kertz Companies; (iii) neither of the Kertz Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;
(iv) neither of the Kertz Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to either of the Kertz Companies regarding Taxes; (vi) neither of the Kertz Companies has made an election or filed a consent under
Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of either of the Kertz Companies; (viii) neither of the Kertz Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) neither of the Kertz Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) neither of the Kertz Companies is a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority is entitled to any additional Taxes against either of the Kertz Companies for any period for which Tax Returns have been filed; (xii) neither of the Kertz Companies has made any payments, and is not and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) neither of the Kertz Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where either of the Kertz Companies does not file Tax Returns that such Kertz Company is or may be subject to Taxes assessed by such jurisdiction; (xv) neither of the Kertz Companies has permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Kertz Companies for the past three years have been furnished or made available to Republic; (xvii) neither of the Kertz Companies will be subject to any Tax for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no sales or use tax (other than sales tax on aircraft, boats, mobile homes and motor vehicles), non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by either the Kertz Companies or Republic by virtue of the transactions completed in this Agreement; and (xix) no taxing authority is entitled to any Taxes against Republic by virtue of the Mergers, including, without limitation, as a purchaser of a business pursuant to Section 212.10, Florida Statutes.

         3.20 INSURANCE. Each of the Kertz Companies is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the Kertz Companies has complied with the provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of either of the Kertz Companies (other than those which are covered in full by insurance). Neither of the Kertz Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21      RECEIVABLES.   All of the Receivables (as hereinafter
defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Kertz Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet, as such allowance for doubtful accounts shall be reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice to account for Receivables accruing since the date of the Current Balance Sheet. For purposes of this Agreement, the term "Receivables" means all receivables of the Kertz Companies, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. Each of the Kertz Companies possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including with respect to providing security alarm installation, maintenance and monitoring services and with respect to the operation of each of the Owned Properties and Leasehold Premises. All such Permits are valid and in full force and effect, each of the Kertz Companies is in full compliance with their requirements, and, except as disclosed in
Schedule 3.12, no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leasehold Premises constitute, in the aggregate, all of the assets and property necessary for the conduct of the businesses of the Kertz Companies in the manner in which and to the extent to which such businesses are currently being conducted. No current supplier to either of the Kertz Companies of items essential to the conduct of their business will or has threatened to terminate its business relationship with the Kertz Companies for any reason. Except as set forth on
Schedule 3.23, neither of the Kertz Companies has any direct or indirect interest in any customer, supplier or competitor of the Kertz Companies, or in any person from whom or to whom the Kertz Companies lease real or personal property. Except as set forth on Schedule 3.23 or as disclosed in the Current Balance Sheet (including the notes thereto), no officer, director or shareholder of any of the Kertz Companies, or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with any of the Kertz Companies or has any interest in any property used by any of the Kertz Companies.

         3.24 INTELLECTUAL PROPERTY. Each of the Kertz Companies has full legal right, title and interest in and to all trademarks, service marks, tradenames, copyrights, know how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property").
The conduct of each of the Kertz Companies' business as presently conducted and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding. Neither "Kertz" nor "Kertz Securities" is a registered tradename or trademark.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which either of the Kertz Companies is a party or by which either of the Kertz Companies or their properties and assets are bound and which is material to the business, assets, properties or prospects of either of the Kertz Companies (the "Designated Contracts"), true and correct copies of which have been provided to Republic. The copy of each Designated Contract supplied by the Brauser Group to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on Schedule 3.25, neither of the Kertz Companies has violated any of the material terms or conditions of any Designated Contract (as such terms and conditions may have been modified or amended by Kertz and each of the other parties thereto) or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no material uninsured claims for breach of indemnification or notice of default or termination under any Designated Contract. Except as set forth on Schedule 3.25 or any other Schedule attached to this Agreement, no event has occurred, which constitutes, or after notice or the passage of time, or both, would constitute a material default by either of the Kertz Companies under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. Neither of the Kertz Companies is subject to any material liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Kertz Companies to provide products or services for a period of one year or more, excluding standard alarm monitoring contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Kertz Companies in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Twenty-Five Thousand Dollars ($25,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of either of the Kertz Companies; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by either of the Kertz Companies; and
(h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business and not otherwise disclosed on the Schedules.

         3.26 CUSTOMER LISTS AND RECURRING REVENUE. Schedule 3.26 is a true, correct and complete list of all existing customers of the Kertz Companies who have entered into valid and enforceable alarm monitoring contracts in substantially the form of one or more of the preprinted standard forms attached to Schedule 3.26, and who represent in the aggregate substantially all of the customers of the Kertz Companies that are subscribing to its alarm monitoring services as of the date of this Agreement. Schedule
3.26 sets forth each such customer's name, address, account number, billing cycle, type of service and rates charged. Except as set forth on Schedule 3.26, no customer of the Kertz Companies will account for more than 1% of its combined annual revenue for the current fiscal year. The average gross combined monthly billing for monitoring and service provided by the Kertz Companies (but expressly excluding billing for installation done by the Kertz Companies) to the customers listed on Schedule 3.26 during the three calendar month period ended June 30, 1995 (the "Test Period") was not less than Five Hundred Fifty-One Thousand Dollars ($551,000.00).

         3.27 ACCURACY OF INFORMATION FURNISHED BY BRAUSER GROUP. No representation, statement or information made or furnished by a member of the Brauser Group to Republic or any of Republic's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by members of the Brauser Group, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Brauser Group has provided or made available to Republic true, accurate and materially complete copies of all documents listed or described in the various Schedules attached hereto.

         3.28 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of Brausers is acquiring the Republic Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each of the Brausers has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested. Each of the Brausers is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Republic Shares. Each of the Brausers represents that he has received the filings made by Republic with the SEC and the notice set forth on Schedule 3.28.

         3.29 BUSINESS LOCATIONS. As of the date hereof, neither of the Kertz Companies has any office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and the Kertz Companies' principal place of business and chief executive offices (as such terms are used in subsection 9-401 of the Uniform Commercial Code as enacted in the State of Florida as of the date hereof) are indicated on Schedule 3.14(a) or 3.14(b) and, except for equipment leased to customers in the ordinary course of business, all locations where the Kertz Companies' equipment, inventory, chattel paper and books and records are located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

         3.30 NAMES; PRIOR ACQUISITIONS. All names under which each of the Kertz Companies does business as of the date hereof are notified on
Schedule 3.30. Except as set forth on Schedule 3.30, neither of the Kertz Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.31 NO COMMISSIONS. No member of the Brauser Group has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.32 NO OTHER INTERESTS. Except for the Brausers' interests in the Kertz Companies, the Brausers do not own, directly or indirectly, any other interests in Persons or entities that are engaged in the business conducted by the Kertz Companies consisting of the installation and monitoring of alarm and security systems for residential and commercial customers.

         3.33 NET WORTH. The combined net worth of the Kertz Companies was not be less than $588,000.00 as of July 31, 1995, and there has not been (and will not be prior to the Effective Time) any reduction in the combined net worth of the Kertz Companies since that date.

         3.34 CERTAIN ACCOUNTING AND TAX LETTER. All representations, warranties and other statements made in the letter from the Brausers to Arthur Anderson LLP (a copy of which is attached to Schedule 3.34 hereto) relating to certain accounting and tax matters are true and correct, and Republic may rely on each such representation, warranty and statement as if such letter were addressed to it.

         3.35 CERTAIN LICENSES. Each of Michael Brauser and Robert Brauser possesses all licenses and permits required by any

Governmental Authority that is necessary for the operation of the Kertz Companies' business, including with respect to providing security and alarm installation, maintenance and monitoring services, and all such licenses and permits are in full force and effect. Except as set forth on Schedule 3.12, no proceeding is pending or threatened to revoke or amend any such licenses or permits, and each of Michael Brauser and Robert Brauser is in full compliance with the requirements of such licenses and permits.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESSES BY THE KERTZ COMPANIES PENDING THE MERGER. Except as set forth on Schedule 4.1 and any other Schedule attached hereto, each of the Kertz Companies covenants and agrees that, between the date of this Agreement and the Effective Time, the businesses of each of the Kertz Companies shall be conducted only in, and neither of the Kertz Companies shall take any action except in, the ordinary course of business, consistent with past practice. Each of the Kertz Companies shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither of the Kertz Companies shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic:

                   (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                   (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                   (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                   (e) (i) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                   (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                   (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                   (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                   (i) except as disclosed in Schedule 3.11, increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                           (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COVENANTS OF THE KERTZ COMPANIES. The Brausers shall cause the Kertz Companies to comply with all of the covenants of the Kertz Companies under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or the NASDAQ National Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4 OTHER ACTIONS. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with the Kertz Companies as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

         5.5       ACCESS TO INFORMATION.   From the date hereof to the
Effective Time, each of the Kertz Companies shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Republic shall affect any representation or warranty in this Agreement. Following the Effective Date, the Brausers shall have full and complete access to all financial information of the Kertz Companies regarding any period occurring on or prior to December 31, 1995, and, at their expense, shall be entitled to copies of such books, records and other information as may be reasonably requested.

         5.6 NOTIFICATION OF CERTAIN MATTERS. Each of the Kertz Companies shall give prompt notice to Republic of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 TAX AND ACCOUNTING TREATMENT. Republic and each of the Kertz Companies will use its reasonable best efforts to cause the Merger to:
(a) qualify as a reorganization under the provisions of Section 368(a)(2) of the Code and (b) treated as a pooling of interests combination. Republic agrees that from and after the Mergers, it will not take any action after the Mergers are effected to cause the Mergers to lose their tax-free status. All parties hereto agree to file the Plans of Merger with their respective federal income tax returns for the year in which the Mergers are effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3. The parties agree and acknowledge that (a) no election will be made in 1995 under
Section 338 of the Code, and (b) an election not to a apply a pro rata allocation of "C" income will be made pursuant to Treasury Regulation Section 1.1362-6(a)(5).

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or the consideration or other terms and conditions hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case Republic will consult with the other parties prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. The members of the Brauser Group and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Kertz Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Brauser Group will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 RIGHTS TO "KERTZ" MARK. The Brausers agree to execute any documents reasonably required by Republic to transfer to Republic any and all rights to and interest in the marks "Kertz" and "Kertz Security Systems" to the extent such marks are not registered in the name of either of the Kertz Companies. Within thirty (30) days following the Closing, the Brausers agree to change the corporate name of Kertz Telecom, Inc. to another name which does not contain the mark "Kertz" or any similar or derivative mark and to otherwise cease and desist from any other use of the mark "Kertz" or any similar or derivative mark in any business or context.

         5.11 BRAUSERS' RIGHT TO REMOVE CERTAIN PROPERTY. Notwithstanding anything to the contrary set forth herein, the Brausers shall have the right on or prior to the Effective Time to transfer to themselves, individually, those Assets which are set forth on Schedule 5.11, provided that such Assets are free and clear of all Liens and no purchase money financing or other debt with respect to such Assets remains outstanding.

         5.12 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, no members of the Brauser Group (nor any Affiliate thereof) will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on NASDAQ National Market, the Toronto Stock Exchange or otherwise.


                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the Brausers contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the members of the

Brauser Group shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each member of the Brauser Group shall have delivered to the Republic Companies a certificate, dated as of the Effective Time, and signed in the case of each of the Kertz Companies, by the Chief Executive Officer and Chief Financial Officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change of either of the Kertz Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of either of the Kertz Companies, and (iii) none of the properties and assets of the Kertz Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change on either of the Kertz Companies, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Time and signed by or on behalf of each member of the Brauser Group.

         6.3 CORPORATE CERTIFICATE. The Brauser Group shall have delivered to the Republic Companies (i) true, correct and complete copies of the articles of incorporation and bylaws of each of the Kertz Companies as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and shareholders of each of the Kertz Companies authorizing the transactions contemplated by this Agreement, and
(iii) a certificate of good standing of the Kertz Companies issued by the Department of State of the State of Florida and each other state in which the Kertz Companies are qualified to do business as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of each of the Kertz Companies as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Republic Companies shall have received an opinion dated as of the Effective Time from counsel for the Brauser Group, in form and substance acceptable to the Republic Companies.

         6.5 CONTRACT AND LEASE CONSENTS. The Kertz Companies shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Kertz Companies from any person from whom such consent or waiver is required under any Designated Contract or instrument as of a date not more than ten days prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         6.7 POOLING LETTERS. Republic shall have received from Arthur Andersen LLP, independent certified public accounts for the Kertz Companies, a letter dated the Effective Time, in form and substance acceptable to Republic, confirming that, to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Kertz Companies which would, and the structure of the Kertz Companies and the Brausers would not, prescribe the transactions contemplated hereby, if consummated, from being considered as a pooling of interests combination. Republic shall have received from Arthur Andersen LLP, a letter dated the Effective Time, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8 UNDERTAKINGS. At or prior to the Closing, the Brausers shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act and "pooling of interests" criteria, in form and substance satisfactory to the Republic Companies.

         6.9 KERTZ COMMON STOCK. At the Closing, each of the Brausers shall have delivered to the Republic Companies all certificates evidencing the Kertz Common Stock held by him.

         6.10 STOCK POWERS. At the Closing, each of the Brausers shall have delivered to Republic, for use in connection with the Held Back Shares, ten stock powers executed in blank.

         6.11 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the judgment of Republic, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         6.12 BOARD APPROVAL. The Board of Directors of Republic shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby and thereby.

                                  ARTICLE VII

               CONDITIONS TO THE OBLIGATIONS OF THE BRAUSER GROUP

         The obligations of the members of the Brauser Group to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Brauser Group:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to the Brausers a certificate, dated as of the Effective Time, and signed by the Chief Executive Officer and Chief Financial Officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 REPUBLIC SHARES. As soon as reasonably practicable following the Closing, Republic shall deliver to the Brausers (i) certificates representing the Republic Shares required to be issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares.

         7.3 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which in the judgment of the members of the Brauser Group makes it inadvisable to proceed with the Merger and other transactions.


                                  ARTICLE VIII

                              REGISTRATION RIGHTS

         The Brausers shall have the following registration rights with respect to the Republic Shares issued to them hereunder:

         8.1 REGISTRATION RIGHTS FOR REPUBLIC SHARES; FILING OF REGISTRATION STATEMENT. Republic will utilize its reasonable best efforts to cause, as soon as practicable following the Effective Time, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Republic Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Republic Shares whenever such person owns Republic Shares. Republic will use its reasonable best efforts to have the Registration Statement become effective and cause the Republic Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder of Republic Shares reasonably requests, as soon as is reasonably practicable.

         8.2 EXPENSES OF REGISTRATION. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Republic Shares.

         8.3 FURNISHING OF DOCUMENTS. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Republic Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Republic shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5 DURATION. Republic shall maintain the effectiveness of the Registration Statement until such time as Republic reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Republic Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. Republic's obligations contained in Sections 8.1 and 8.4 shall terminate on the third anniversary of the Effective Dates.

         8.6 FURTHER INFORMATION. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7       INDEMNIFICATION

                   (a) Republic will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the securities act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                   (b) The obligation of Republic to include in the Registration Statement the Republic Shares of each Holder is subject to the requirement that such Holder deliver to Republic an agreement pursuant to which the Holders, jointly and severally, will indemnify and hold harmless Republic and each person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                   (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding anything to the contrary set forth in this Agreement, the indemnifying party shall not in the defense of any such claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the release by the claimant or plaintiff of the indemnified party from all further liability in respect of such claim, and (ii) will not, in the sole judgment of the indemnified party, result in or have a Material Adverse Effect on the indemnified party.

                   (d) In the event any of the Republic Shares are sold by any Holder or Holders in an underwritten public offering consented to by Republic, Republic shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).


                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 AGREEMENT BY THE BRAUSERS TO INDEMNIFY. The Brausers jointly and severally agree to indemnify and hold each of the Republic Companies harmless from and against the aggregate of all Indemnifiable Damages (as defined below).

                   (a) For purposes of this Agreement, "Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any of the Republic Companies, on a pre-tax basis, to the extent (i) resulting from any breach of a representation or warranty made by any of the Brausers in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements made by any member of the Brauser Group in this Agreement,
         (iii) resulting from any inaccuracy in any certificate delivered by any member of the Brauser Group pursuant to this Agreement, or (iv) resulting from any liability or obligation of the Brausers or their Affiliates (other than the Kertz Companies) related to the ownership of the Kertz Companies or the operation of their respective businesses prior to the Closing.

                   (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, each of the Republic Companies shall have the right to be put in the same pre-tax financial position as it would have been in had each of the representations and warranties of each of the member of the Brauser Group been true and correct and had the covenants of each of the members of the Brauser Group been performed in full.

                   (c) Each of the representations and warranties made by the Brausers in this Agreement or pursuant hereto, shall survive for a period of one year after the Effective Time, notwithstanding any investigation at any time made by or on behalf of the Republic Companies, and upon expiration of such one year period, such representations and warranties shall expire except that (i) with respect to claims resulting from a breach of any representation, warranty or covenant relating to Republic incurring any Taxes because of the disqualification of either of the Kertz Companies' "S" corporation elections prior to the date preceding the Effective Date (a "Tax Claim"), written notice of any such Tax Claim must be received prior to the expiration of the statutory period during which any taxing authority may bring a claim against the Kertz Companies, the Brausers or Republic for Taxes which are the subject of any such Tax Claim and (ii) with respect to any claim relating to a breach of the representations and warranties of the Brausers contained in Sections 3.1, 3.2, 3.3, 3.4, and 3.5, no such time limitations shall be applicable. No claim for the recovery of Indemnifiable Damages may be asserted by the Republic Companies against the Brausers after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

                   (d) In the event that Republic shall have determined, based on a report of a firm of independent certified public accountants, that the actual average gross combined monthly billing for monitoring and service provided by the Kertz Companies (but expressly excluding billing for installment done by the Kertz Companies) to the customers listed in Schedule 3.26 during the Test Period were less than the amount represented and warranted in Section 3.26, then, notwithstanding any other provision of this Agreement to the contrary, an amount equal to thirty-six (36) times the deficiency shall be deemed to be the amount of the Indemnifiable Damages incurred as a result of such breach of the representation and warranty set forth in Section 3.26 for purposes of Section 9.1(a) and (b) above. Such determination shall be made by Republic within one year following the Effective Date.

                   (e) In the event that Republic believes that it is entitled to a claim for any Indemnifiable Damages hereunder,

         Republic shall promptly give written notice to the Brausers of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If the Brausers do not pay the amount of the claim for Indemnifiable Damages to Republic within ten (10) days, then Republic may set off the amount of such claim by selling some or all of the Held Back Shares and retaining the net proceeds thereof as a set off against the claim in accordance with the procedures, and subject to the Brausers right to contest such claim, as set forth in
         Section 9.2 below. If the Held Back Shares are insufficient to set off the claim (or have been delivered to the Brausers prior to the making or resolution of such claim), then Republic may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

                   (f)     Notwithstanding anything to the contrary in this
         Section 9.2, the Brausers shall not be liable to Republic with respect to any claim for Indemnifiable Damages unless all Indemnifiable Damages (other than claims for Indemnifiable Damages arising from a breach of any representation, warranty or covenant contained in
         Section 3.13 or Section 3.33) incurred by Republic exceed an aggregate of $500,000 (the "Indemnification Threshold"), in which case the Brausers shall be liable for the full amount of such Indemnifiable Damages. Notwithstanding anything to the contrary set forth herein,
         (i) the Brausers shall be responsible for the full amount of any claim for Indemnifiable Damages arising as a result of a breach of any representation, warranty or covenant set forth in Section 3.13 or
         Section 3.33 and such claim shall not be subject to the limitation set forth in the immediately preceding sentence, and (ii) any claim for Indemnifiable Damages arising as a result of a breach of any representation, warranty or covenant set forth in Section 3.13 or
         Section 3.33 shall not be included in determining whether the Indemnification Threshold has been met.

                   (g) Notwithstanding anything to the contrary set forth herein, Republic shall not be entitled to recover Indemnifiable Damages in excess of the aggregate of the fair market value of the Republic Shares at the Effective Time.

                   (h) Promptly after receipt by any Republic Company of notice of the commencement of any action by a third party, which is likely to give rise to Indemnifiable Damages, such Republic Company shall promptly notify the Brausers of the commencement thereof; but the omission to so notify the Brausers will not relieve them from any liability which they may have hereunder unless the Brausers have been materially prejudiced thereby nor will such failure to so notify the Brausers relieve them from any liability which they may have to any of the Republic Companies otherwise than hereunder. In case such action is brought against any Republic Company and it notifies the Brausers of the commencement thereof, the Brausers shall have the right to participate in, and, to the extent that they may wish, to assume the defense thereof, with counsel satisfactory to such Republic Company; provided, however, if the defendants in any action include both a Republic Company and any of the Brausers and there is a conflict of interest which would prevent counsel for the Brausers from also representing such Republic Company, the Republic Company or Companies shall have the right to select separate counsel to participate in the defense of such action on behalf of such Republic Company or Companies. After notice from the Brausers to such Republic Company of its election to so assume the defense thereof, the Brausers will not be liable to such Republic Company for any legal or other expense subsequently incurred by such Republic Company in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Republic Company shall have employed counsel in accordance with the provisions of the preceding sentence,
         (ii) the Brausers shall not have employed counsel satisfactory to the Republic Company to represent the Republic Company within a reasonable time after the notice of the commencement of the action, or (iii) the Brausers have authorized the employment of counsel for the Republic Company at the expense of the Brausers. Notwithstanding anything to the contrary set forth in this Agreement, the Brausers shall not in the defense of any such claim, except with the prior written consent of Republic, consent to the entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the release by the claimant or plaintiff of the Republic Companies from all further liability in respect of such claim, and (ii) will not, in the sole judgment of Republic, result in or have a Material Adverse Effect on Republic or the any of the Republic Companies.

                   (i) The parties agree that any payment made by the Kertz Companies to or for the benefit of the Brausers on or prior to the date of Closing shall not be subject to a claim for Indemnifiable Damages hereunder; provided, however, the preceding clause shall not affect the tax and net worth representations, in sections 3.19 and 3.33, respectively.

         9.2 SECURITY FOR THE BRAUSER INDEMNIFICATION OBLIGATION. As security for the agreement by the Brausers to indemnify and hold the Republic Companies harmless as described in Sections 9.1, at the Closing, Republic shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement on the following terms and conditions:

                   (a) Each of the Republic Companies may set off against the Held Back Shares any Indemnifiable Damages for which any member of the Brauser Group may be responsible pursuant to this Agreement (including without limitation, any Indemnifiable Damages for which any member of the

         Brauser Group may be responsible pursuant to this Agreement) subject, however, to the following terms and conditions:

                                 (1)       The Republic Companies shall give
                   written notice to the Brausers of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount or estimated amount of Indemnifiable Damages or other loss, damage, cost or expense which the Republic Companies' claim to have sustained by reason thereof, and (ii) the basis of the claim therefore;

                                (2)        Unless the Brausers otherwise pay
                   the amount of Indemnifiable Damages to Republic, such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                           (3) If, prior to the expiration of the Notice of Contest Period, the Brausers shall notify the Republic Companies in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of the Notice of Contest Period (the "Resolution Period"), then Republic may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Brausers, one appointed by Republic and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties;

                           (4) As soon as the Held Back Shares are registered and any restrictions on sale imposed under Rule 145 of the Securities Act are terminated, the Brausers may instruct Republic to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by the Republic Companies pursuant to any claim hereunder; and

                           (5) For purposes of this Section 9.2, the shares of Republic Common Stock held as Held Back Shares not sold as provided in clause (4) of this Section 9.2 shall be valued at their fair market value at the Effective Time.

                           (b) Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Brausers and the Brausers shall be entitled to vote the same; provided, however, that, there shall also be deposited with Republic subject to the terms of this Section 9.2, all shares of Republic Common Stock issued to the Brausers as a result of any stock dividend or stock split and all cash issuable to the Brausers as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

                           (c) The Republic Companies agree to deliver to the Brausers, no later than the first anniversary of the Effective Date, any Held Back Shares then held by them (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Brausers promptly after the time of satisfaction.

                           (d) The remedies provided for in this Section 9.2 shall be in addition to and not in lieu of any other remedies available to the Republic Companies under this Agreement.

          9.3 ADJUSTMENTS TO MERGER CONSIDERATION. All payments for Indemnifiable Damages made pursuant to this Article IX shall be treated as adjustments to the consideration granted in the Merger.


                                   ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after Effective time of the Republic Shares:

         10.1 DISPOSITION OF SHARES. The Brausers represent and warrant that the shares of Republic Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, the Brausers shall first supply to the Republic Companies an opinion of counsel (which counsel and opinions shall be satisfactory to the Republic Companies) that such exception is available, or
(ii) a registration statement filed by Republic with the SEC under the Securities Act.

         10.2 LEGEND. The certificate representing the Republic Shares shall bear the following legend:

                   THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT BEING FILED UNDER OR PURSUANT TO SAID ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                   THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(D) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH SAID RULE AND SECURITIES AND EXCHANGE COMMISSION ACCOUNTING SERIES RELEASES 130 AND 135.

Republic may, unless a registration statement is in effect covering such shares and the holding periods under the Commission's regulations and requirements regarding "pooling of interests" combinations are complied with, place stop transfer orders with its transfer agents with respect to such certificates.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "Republic Shares" means the shares of Republic Common Stock which the Brausers receive in connection with the Mergers.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes, reporting of income or related matters; and

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2      OTHER DEFINITIONAL PROVISIONS.

                   (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                   (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                   (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                   (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.



                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                   (a) by mutual written consent of all of the parties hereto at any time prior to the Closing;

                   (b) by Republic at any time prior to the Effective Date if there shall be a pending or threatened action or proceeding before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby, and which, in the judgment of Republic, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

                   (c) by Republic in the event of a material breach by any member of the Brauser Group of any provision of this Agreement, or by the Brauser Group in the event of a material breach by the Republic Companies of any provision of this Agreement; or

                   (d)     if the Closing shall not have occurred by August
         31, 1995.


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

         12.2 EFFECT OF TERMINATION. Except as provided in Article IX, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement and the Plans of Merger shall forthwith become void, there shall be no liability on the part of the parties hereto or thereto to each other and all rights and obligations of the parties hereto or thereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                   (a)     IF TO ANY OF THE REPUBLIC COMPANIES TO:

                           Republic Waste Industries, Inc.
                           200 East Las Olas Blvd., Suite 1400
                           Ft. Lauderdale, FL  33301
                           Attn:  Harris W. Hudson, President
                           Telecopy:  (305) 779-3884


                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           24th Floor, One Brickell Square
                           801 Brickell Avenue
                           Miami, Florida  33131
                           Attention: Stephen K. Roddenberry, Esq.
                           Telecopy: (305) 374-5095


                   (b)     IF TO ANY MEMBER OF THE BRAUSER GROUP TO:

                           Kertz Security Systems, Inc.
                           1830 West Broward Blvd.
                           Ft. Lauderdale, FL
                           Attention:  Michael Brauser
                           Telecopy:  (305) 523-2363

                           WITH A COPY TO:

                           Gutter, Josepher, Ruffin & Sheehy, P.A.
                           Trade Center South, Suite 900
                           100 West Cypress Creek Road
                           Ft. Lauderdale, FL  33309
                           Attention:  Marvin C. Gutter, Esq.
                           Telecopy:  (305) 938-9555

         13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and the other documents delivered at the Closing pursuant hereto or in connection herewith, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any member of the Brauser Group without the prior written consent of Republic.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13.9 INVESTMENT REPRESENTATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arms' length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                             REPUBLIC WASTE INDUSTRIES, INC.


                                             By: /s/ Gregory K. Fairbanks
                                                -------------------------------

                                                Name: Gregory K. Fairbanks
                                                     --------------------------

                                                Title: Executive Vice President
                                                      -------------------------


                                             RKSA, INC.


                                             By: /s/ Gregory K. Fairbanks
                                                -------------------------------

                                                Name: Gregory K. Fairbanks
                                                     --------------------------

                                                Title: Executive Vice President
                                                      -------------------------

                                           RKSA II, INC.


                                           By: /s/ Gregory K. Fairbanks
                                              -------------------------------

                                              Name: Gregory K. Fairbanks
                                                   --------------------------

                                              Title: Executive Vice President
                                                    -------------------------



                                           KERTZ SECURITY SYSTEMS, INC.


                                           By: /s/ Leon H. Brauser
                                              -------------------------------
                                              Leon H. Brauser, President



                                           KERTZ SECURITY SYSTEMS II, INC.


                                           By: /s/ Michael Brauser
                                              ----------------------------
                                              Michael Brauser, President


                                           /s/ Leon H. Brauser
                                           -------------------------------
                                           Leon H. Brauser


                                           /s/ Michael Brauser
                                           -------------------------------
                                           Michael Brauser


                                           /s/ Joel Brauser
                                           -------------------------------
                                           Joel Brauser


                                           /s/ Robert Brauser
                                           -------------------------------
                                           Robert Brauser

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